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                                  EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 23, 2000, on the financial statements of Image Info Inc., as of and for the years ended December 31, 1999 and 1998, included in QRS Corporation's Current Report on Form 8-K/A dated March 27, 2000.

GOLDSTEIN GOLUB KESSLER LLP


April 20, 2000
New York, New York